ASSET PURCHASE AGREEMENT


                          BY AND AMONG


                 DYNASIL CORPORATION OF AMERICA


                     RMD INSTRUMENTS CORP.,


                      RMD INSTRUMENTS, LLC


                               AND


                 GERALD ENTINE 1988 FAMILY TRUST


           FRITZ WALD AND DORIS WALD, HUSBAND AND WIFE


                         JACOB H. PASTER





                          JULY 1, 2008

                        TABLE OF CONTENTS

                                                             Page


SECTION 1.    PURCHASE OF THE PURCHASED ASSETS AND PURCHASE PRICE     1

     1.1  PURCHASE OF ASSETS AND PURCHASE PRICE.                1
     1.2  LIABILITIES.                                          2
     1.3  EXCLUDED ASSETS.                                      2
     1.4  PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE.         2

SECTION 2.                                           THE CLOSING.     4

     2.1  THE CLOSING.                                          4

SECTION 3.REPRESENTATIONS AND WARRANTIES OF SELLER AND PRINCIPAL
MEMBERS.  4

     3.1  DUE ORGANIZATION; SUBSIDIARIES.                       4
     3.2  AUTHORITY; BINDING NATURE OF AGREEMENT.               4
     3.3  NO CONFLICT.                                          5
     3.4  LITIGATION.                                           5
     3.5  PURCHASED ASSETS.                                     5
     3.6  UNDISCLOSED LIABILITIES.                              5
     3.7  NO MATERIAL ADVERSE CHANGE.                           6
     3.8  TAX MATTERS.                                          6
     3.9  CONTRACTS.                                            6
     3.10 ERISA.                                                8
     3.11 EMPLOYEES.                                            9
     3.12 ENVIRONMENTAL MATTERS.                                9
     3.13 LICENSES AND PERMITS.                                10
     3.14 COMPLIANCE WITH LAWS.                                10
     3.15 PROPRIETARY ASSETS.                                  10
     3.16 FINDER'S FEE.                                        12
     3.17 CUSTOMERS, SUPPLIERS AND SERVICE PROVIDERS.          12
     3.18 DISCLOSURE.                                          12
     3.19 NO DISCLOSURE.                                       12
     3.20 DEBTS.                                               12
     3.21 INVESTIGATION.                                       13
     3.22 SCHEDULES.                                           13
     3.23 RELIANCE.                                            13

SECTION 3A.         REPRESENTATIONS AND WARRANTIES OF THE MEMBERS     13

     3A.1 AUTHORIZATION; TITLE                                 13

SECTION 4.REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION
SUB 13

     4.1  DUE ORGANIZATION; SUBSIDIARIES.                      14
     4.2  AUTHORITY; BINDING NATURE OF AGREEMENT.              14
     4.3  CAPITALIZATION, ETC.                                 14
     4.4  NON-CONTRAVENTION; CONSENTS.                         15
     4.5  SEC FILINGS; FINANCIAL STATEMENTS.                   16
     4.6  ABSENCE OF CHANGES.                                  17
     4.7  CONTRACTS.                                           19
     4.8  LIABILITIES.                                         19
     4.9  LEGAL PROCEEDINGS; ORDERS.                           19
     4.10 FOREIGN CORRUPT PRACTICES ACT.                       20
     4.11 FINANCIAL ADVISOR.                                   20
     4.12 PROPRIETARY ASSETS.                                  20

SECTION 5.              COVENANTS OF SELLER AND PRINCIPAL MEMBERS     21

     5.1  FURTHER ASSURANCES.                                  22
     5.2  POST-CLOSING ASSURANCES.                             22
     5.3  EMPLOYEES.                                           22

SECTION 6.                             RETAINED EARNING RECAPTURE     22


SECTION 7.                    CONDITIONS PRECEDENT TO THE CLOSING     23

     7.1  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS TO
          COMPLETE THE CLOSING.                                23
     7.2  CONDITIONS PRECEDENT TO SELLER'S AND PRINCIPAL
          MEMBERS' OBLIGATIONS TO COMPLETE THE CLOSING.        24

SECTION 8.                                        INDEMNIFICATION     24

     8.1  SURVIVAL; INDEMNITY.                                 24
     8.2  INDEMNIFICATION OF BUYER.                            25
     8.3  INDEMNIFICATION OF SELLER AND PRINCIPAL MEMBERS.     26
     8.4  MISCELLANEOUS INDEMNIFICATION PROVISIONS.            26
     8.5  NOTIFICATION OF CLAIMS.                              27
     8.6  THIRD PARTY CLAIMS.                                  27
     8.7  SELLER PARTY INDEMNIFICATION PAYMENT.                28

SECTION 9.                                               EXPENSES     28

     9.1  EXPENSES.                                            28

SECTION 10.                                         MISCELLANEOUS     29

     10.1 AMENDMENT.                                           29
     10.2 WAIVER.                                              29
     10.3 ENTIRE AGREEMENT; COUNTERPARTS.                      29
     10.4 APPLICABLE LAW; JURISDICTION.                        29
     10.5 ATTORNEYS' FEES.                                     30
     10.6 ASSIGNABILITY; THIRD PARTY BENEFICIARIES.            30
     10.7 NOTICES.                                             30
     10.8 SEVERABILITY.                                        31
     10.9 SPECIFIC PERFORMANCE.                                32
     10.10                                          CONSTRUCTION.     32

EXHIBIT A - CERTAIN DEFINITIONS

EXHIBIT B - CLOSING ALLOCATION SCHEDULE

EXHIBIT C - BILL OF SALE

EXHIBIT D - SELLER'S CERTIFICATE

EXHIBIT E - BUYER'S CERTIFICATE

EXHIBIT F - RETAINED EARNINGS EXTRACTION

APPENDIX I - INVESTMENT LETTER



                    Asset Purchase Agreement

          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into on July 1, 2008, by and among DYNASIL CORPORATION OF AMERICA, a Delaware corporation ("Buyer"), RMD Instruments Corp., a Delaware corporation and wholly-owned subsidiary of Buyer ("Acquisition Sub"), RMD Instruments, LLC, a Massachusetts limited liability company ("Seller") and Gerald Entine 1988 Family Trust, Fritz Wald and Doris Wald, husband and wife, and Jacob H. Paster, the Members of Seller (the "Principal Members"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                            Recitals:

          WHEREAS, Seller owns a business for engaged in the design, manufacture, marketing and sale of instruments and components (the "Business"); and

          WHEREAS, Seller wishes to sell, and Buyer wishes to purchase, substantially all of the assets of the Business, subject to the terms and conditions set forth herein;

          WHEREAS, the Principal Members own a majority of the issued and outstanding Membership interests of Seller; and

          WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Buyer's willingness to enter into this Agreement, Buyer, Radiation Monitoring Devices, Inc. ("RMD, Inc."), and the stockholders of RMD, Inc. (the "Stockholders") are entering into that certain Agreement and Plan of Merger (the "Merger Agreement").

          NOW  THEREFORE, in consideration of the  foregoing  and
the   respective  representations,  warranties,   covenants   and
agreements hereinafter set forth, the parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.      PURCHASE  OF  THE PURCHASED ASSETS  AND  PURCHASE
          PRICE

     1.1  PURCHASE OF ASSETS AND PURCHASE PRICE.

          Subject to the terms and conditions set forth herein, Seller and Principal Members agree that, at the Closing, as hereinafter defined, Seller shall sell, transfer, assign, convey and deliver to Acquisition Sub, free and clear of any and all Encumbrances, and Buyer agrees that on the Closing date, Buyer shall purchase, acquire and accept from Seller, free and clear of any and all Encumbrances, all of Seller's right, title and interest in and to the assets owned, used or held by Seller in the conduct of the Business (the "Purchased Assets") including, without limitation:

          (a) Seller's entire inventory, relating to the Business, wherever located (the "Inventory").

          (b) All of Seller's equipment, motor vehicles, office furnishings and office equipment, phone systems, computers, copiers and fixtures used by the Seller in the conduct of the Business (the "Equipment").

          (c)  All Proprietary Assets.

          (d) All licenses, sales agreements and other contracts relating to the Business (the "Contracts") including, without limitation, promissory notes and/or written promises to pay Seller.

          (e)   All of the goodwill relating to the Business (the
"Goodwill").

          (f) All of Seller's operating data, books and records, and current customer lists and records, financial, accounting and credit records of customers, vendors and suppliers, reference catalogs, product sales training materials, video tapes, discs, reference books and other similar documents and records, phone numbers, internet domain names, websites and all other intellectual property and other proprietary rights of Seller
(collectively "Miscellaneous Property").

          (g) All licenses, permits, approvals, qualifications, registrations and other consents issued by any government or agency to the Seller relating to the Business, and any applications therefor (collectively, the "Licenses").

          (h)  All prepaid expenses.

          (i) All rights and interests under all unfilled customer orders (collectively, "Orders").

          (j) Any remaining accounts receivable or other assets in the Buyer column after the Retained Earnings Extraction which shall be defined, calculated and administered as per
Section 2.1(e).

     1.2  LIABILITIES.

          Other than as set forth in Schedule 1.2 hereof, Buyer does not assume or agree to pay, perform, or discharge any debt, obligation, liability, indebtedness, contract, tax or liability, known or unknown, contingent or otherwise, of Seller or Seller's members of any kind or nature whatsoever that have accrued or become due on or prior to the Closing (including, without limitation, accounts payable, long-term debt, accrued expenses, capitalized leases, wages, salaries, fees, accrued income and payroll taxes, accrued payroll and vacation pay, notes due to officers, bank debt, employee benefits, contributions and premiums for employee benefits, commissions and bonuses, and other indebtedness for borrowed money) (collectively, "Liabilities"). Subject to the foregoing, Seller and Principal Members acknowledge that Buyer assumes no Liabilities whatsoever and all Liabilities shall remain the respective responsibilities of Seller and Members, as appropriate. All liabilities and obligations of the Business and/or the Purchased Assets that first accrue or become due following the Closing (including, without limitation the Contracts and the Orders) shall be the sole responsibility of Buyer.

     1.3  EXCLUDED ASSETS.

          Buyer is acquiring no right, title or interest in or to the assets set forth on Schedule 1.3 hereto (collectively, the "Excluded Assets").

     1.4  PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE.

(A) The cumulative price to be paid by Buyer to Seller for the Purchased Assets (the "Purchase Price") shall be (i) Twelve Million Five Hundred Thousand Dollars ($12,500,000) payable in case in same-day funds (the "Purchase Cash"); and (ii) One Million (1,000,000) shares of the Common Stock of the Buyer (the "Purchase Stock", and collectively, with the Purchase Cash, the "Consideration").

(b) The Purchase Stock shall be unregistered, and any and all certificates representing Purchase Stock, or issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto:

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE ON EXEMPTIONS THEREFROM AND, THEREFORE, MAY NOT BE RESOLD UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(c) Each Member of Seller, upon no less than ninety (90) days' prior notice to Buyer, and surrender of certificates representing the subject Purchase Stock, shall have the right to require Buyer to purchase all or any portion of the Purchase Stock held by such Member for a repurchase price of Two Dollars ($2.00) per share, at any time and from time to time during a period beginning twenty-four (24) months after the Closing Date and ending forty-eight (48) months after the Closing Date; provided that each Member shall exercise this right (i) no more frequently than two
(2) times in any six (6) month period; and (ii) for no less than fifty thousand (50,000) shares per exercise (or the balance of their Purchase Stock if such balance is less than 50,000 shares). The closing of a Buyer repurchase of Member Purchase Stock pursuant to the exercise by the Member of his or its rights under this Section 1.4(c) shall occur, subject to the provisions of this Section 1.4(c), at the principal office of the Buyer on the ninetieth (90th) day following delivery to Buyer by such Member of written notice (or, if such date shall not be a regular business day, on the first business day following such date). At such closing, Buyer shall deliver the aggregate repurchase price to such Member in cash in same-day funds against delivery by such Principal Member of the certificate(s) representing the Purchase Stock being repurchased at such closing, duly endorsed for transfer on the books of Buyer or accompanied by a duly executed stock power. If less than all shares of Purchase Stock evidenced by any such certificate are being repurchased at such closing, Buyer shall also deliver to such Member a new certificate representing the balance of the Purchase Stock not so purchased. If at any such closing Buyer shall fail or be unable to consummate such repurchase in the manner required hereunder, for any reason or no reason, the amount due to such Member at such closing and unpaid thereat shall bear interest from such date at an interest rate equal to the greater of (x) ten percent (10%) or
(y) the prime interest rate published by the Wall Street Journal on the date of such failure to consummate the repurchase, plus five percent (5%), payable on demand by such Member, until paid in full, and Buyer shall deliver to such Member at such closing Buyer's promissory note in aggregate principal amount equal to the aggregate Purchase Stock repurchase price not paid by Buyer at such closing, which promissory note shall have a maturity of, and amortize over, three (3) years, shall bear interest at the aforesaid rate payable quarterly in arrears (together with amortizing principal payments) and shall be secured by such Member's Purchase Stock not repurchased at such closing. The right set forth in herein shall be subject to Member's compliance with all applicable laws, rules and regulations. The right set forth in this Section 1.4(c) is not prohibited by Buyer's bank financing arrangements.

(d) The Purchase Price shall be allocated among the Purchased Assets, as determined above, as set forth on Exhibit B hereto (the "Closing Allocation Schedule"). Seller, Principal Members and Buyer agree to jointly complete all required reports and returns under Federal and state tax laws, rules and/or regulations. The parties hereby covenant and agree with each other that none of them will take a position on any tax return or other document or instrument before any Governmental or Regulatory Body charged with the collection of any tax, or in any judicial proceeding, that is in any way inconsistent with the allocation set forth in the Closing Allocation Schedule.

SECTION 2.     THE CLOSING.

     2.1  THE CLOSING.

          (A) The consummation of the purchase and sale contemplated hereby (the "Closing") shall take place concurrently with the Merger Agreement (such date, the "Closing Date"), or such other time as Buyer and the Seller shall mutually agree.

          (b) At the Closing, Seller and Principal Members shall deliver, or cause to be delivered to Buyer, duly executed or certified to the reasonable satisfaction of Buyer's attorney, each of the agreements, documents, certificates, consents and instruments referred to in Section 7.1(D) herein.

(c) At the Closing, Buyer shall deliver or cause to be delivered to Seller and Principal Members, duly executed or certified to the reasonable satisfaction of Seller's attorney, each of the agreements, documents, certificates, consents and instruments referred to in Section 7.2(D) herein.
          (d)  Buyer shall deliver the Purchase Price, as set forth in
Section 1.4.

SECTION 3.      REPRESENTATIONS  AND  WARRANTIES  OF  SELLER  AND
          PRINCIPAL MEMBERS.

          Subject to, and except as disclosed in the schedules to this Agreement, Seller represents and warrants to Buyer, as follows:

     3.1  DUE ORGANIZATION; SUBSIDIARIES.

          The Seller is duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of its incorporation. The Seller has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its material obligations under all
Contracts. The Seller is qualified to do business as a foreign corporation, and is in good standing, under the Legal Requirements of all jurisdictions where the failure to be so qualified would have a Material Adverse Effect on the Seller. The Seller has delivered or made available to Parent accurate and complete copies of the organizational documents of the Seller, including all amendments thereto (collectively, the "Seller Organization Documents"). The Seller has no Subsidiaries.

     3.2  AUTHORITY; BINDING NATURE OF AGREEMENT.

          The Seller has all requisite power and authority to enter into and to perform its obligations under this Agreement, including unanimous Principal Member approval and adoption of this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Principal Members and the Seller, enforceable against the Principal Members and the Seller in accordance with its terms, subject to (a) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and
(c) the approval of Members of the Seller. The Principal Members hereby represent that they have (i) determined that the transactions contemplated hereby are in the best interests of the Seller and its Members, (ii) approved, adopted and declared advisable this Agreement, and (iii) approved the transactions contemplated by this Agreement.

     3.3  NO CONFLICT.

          Except as set forth on Schedule 3.3, neither the execution and delivery of this Agreement nor the performance by Seller and/or Principal Members of those acts and things required of them in advance of Closing, nor the consummation of any and all of the transactions contemplated hereby, will (a) violate or conflict with, result in the acceleration of or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, any of the properties or other assets of Seller, or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any mortgage, indenture, deed of trust, lease, contract, loan or credit agreement, license or other instrument or any order, judgment, regulation or ruling of any Governmental Body to which Seller is a party, or by which any of their respective property or assets, particularly the Purchased Assets, may be bound or affected; (b) violate or conflict with any provision of any law, rule, regulation, order, judgment, decree or ruling of any Governmental Body applicable to Seller; or (c) require any consent, approval, filing or notice on any provision of any law, rule, regulation, order, judgment, decree or judgment of any Governmental Body.

     3.4  LITIGATION.

          Except as set forth on Schedule 3.4, there is no pending Legal Proceeding and within the past 24 months no Person has threatened in writing to commence any Legal Proceeding, that involves the Seller or any of the Purchased Assets, in each case which would be reasonably likely to have a Material Adverse Effect to the Seller; and there is no Order to which the Seller, or any of the Purchased Assets, is subject.

     3.5  PURCHASED ASSETS.

          The Purchased Assets being assigned, sold and transferred to Buyer pursuant to this Agreement constitute substantially all of the assets used, owned and/or occupied by Seller for the conduct of the Business (with the exception of the Excluded Assets). Seller owns, or will on the Closing Date own outright and have good and marketable title to, the Purchased Assets, free and clear of any Encumbrances. The Bill of Sale and such other conveyancing documents as shall be executed and delivered to Buyer, will convey to Buyer good and marketable title to the Purchased Assets free and clear of any and all Encumbrances. All Equipment (except motor vehicles) is now, and will be on the Closing Date, in good operating condition and working order, reasonable wear and tear excepted. All accounts, books, ledgers and other official records of Seller are accurate and complete, and there are no discrepancies therein of any kind which would give rise to monetary liability to Buyer after the Closing, or which could have an adverse effect on the Purchased Assets and/or the Business or the contemplated business of Buyer after the Closing.

     3.6  UNDISCLOSED LIABILITIES.

          (a) Seller does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise that is not fully and adequately reflected or reserved against on its financial statements or covered in full by insurance, which will create an Encumbrance upon the Purchased Assets and/or upon the contemplated Business of Buyer on or on and after the Closing Date. Seller and Principal Members have furnished to Buyer complete and accurate copies of Seller's financial statements for the calendar years June 30, 2007, 2006 and 2005 and for the six months ended December 31, 2007 (the "Financial Statements"). Buyer may fully rely upon the contents of the Financial Statements as being complete and accurate in all material respects and prepared in accordance with Seller's prior practice, consistently applied and as being reflective of the operation of the Business for the period noted thereon. For purposes of this Agreement "Seller Balance Sheet" means that balance sheet of Seller as of December 31, 2007, and the "Seller Balance Sheet Date" means December 31, 2007

          (b) Since the Seller Balance Sheet Date, the Seller has not accrued any contingent or other liabilities of any nature, either mature or unmatured (whether due or to become due) required to be reflected in financial statements, except for normal and recurring liabilities that have been incurred by Seller since the Seller Balance Sheet Date in the ordinary course of business consistent with prior practice.

     3.7  NO MATERIAL ADVERSE CHANGE.

          Since the Seller Balance Sheet Date there has been no material adverse change in the Business, operations or financial condition of Seller, and Seller and Principal Members do not have any knowledge of any such change that is threatened, nor has there been any damage, destruction or loss which could materially and adversely affect the Business or the Purchased Assets, whether or not covered by insurance, not fully disclosed in the Financial Statements.

     3.8  TAX MATTERS.

          All Tax Returns (except those not yet due or not yet due because there are properly filed extensions) required to be filed with respect to the Business have been duly filed. All such Tax Returns were in all material respects true, complete and correct and filed on a timely basis. Seller (i) has paid all Taxes that are due, or claimed or assessed by the Internal Revenue Service or any other domestic or foreign taxing authority (each constituting a "Taxing Authority") to be due, from Seller for the periods covered by such Tax Returns, or (ii) has duly and fully provided reserves adequate to pay all Taxes in the Financial Statements.

          Seller does not have a negative balance in its unemployment insurance account with any Governmental Body, or any similar liability that would cause Buyer, as a result of the transactions contemplated by this Agreement, to be burdened subsequent to the Closing, with any material adverse consequence.

     3.9  CONTRACTS.

          Schedule 3.9 sets forth all of the following Contracts, written or oral, between the Seller and any other party:

               (i) any commitment for the delivery by the Seller of assets, materials, supplies or services which commitment (A) involves or is likely to involve more than $5,000 or (B) is not cancelable upon no more than thirty (30) days' notice, without penalty;

               (ii) any employment or consulting agreement, any plan or agreement providing for bonuses, commissions, pensions, options, stock purchases, deferred compensation, retirement payments or profit sharing, or any collective bargaining agreement;

               (iii) any loan agreement, mortgage, indenture or other obligation for borrowed money or which creates a Encumbrance on any Purchased Asset;

               (iv) any contract or agreement for the purchase by the Seller of any commodity, material, service or equipment, which contract or agreement  (A) involves or is likely to involve more than  $5,000 or (B) is not cancelable upon no more than thirty (30) days' notice, without penalty;

               (v) any contract or agreement with any dealer, sales agent or distributor of products;

(vi) any license agreement (whether as licensor or licensee)
(other than click-wrap, shrink-wrap, box-top and similar license for commercially available software);
(vii)     any guaranty or indemnification agreement;
               (viii) any written contract with any officer, director or partner of Seller or with any persons or organizations controlled by or affiliated with Seller;

(ix) any supply agreement, sale agreement, purchase order or other contract to sell or lease products or services to a customer that is not capable of being fully performed within sixty (60) days;
               (x) any contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities, under which the Seller has continuing material obligations; or

(xi) any contract or agreement that adversely affects the Seller or for which Seller may be liable in an amount in excess of Twenty Five Thousand Dollars ($25,000).

          Each Contract is valid and in full force and effect, and is enforceable in accordance with its terms subject to (A) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies, except to the extent they have expired in accordance with their terms and except where the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to be material to the Seller. The Seller has delivered to or made available to Buyer true and complete copies of each Contract, except in the case of a Contract which is derived from a standard form agreement of the Seller, the Seller has delivered to or made available to Buyer a form or forms of such agreement. In each case where a Contract is derived from a standard form agreement, all of the terms, conditions and provisions of such Contract are substantially similar with respect to material terms to the form agreement from which such agreement derived.

          The  Seller  has not violated or breached, or committed
any  material  default  under, any  Contract.   To  the  Seller's
knowledge, no other Person has materially violated or breached, or committed any material default under, any Contract.

          Except as set forth on Schedule 3.9, no event has occurred, and no circumstance or condition exists, including, without limitation, the transactions and events contemplated hereby, that (with or without notice or lapse of time) could reasonably be expected to (i) result in a material violation or breach of any provision of any Contract by the Seller; (ii) give any Person the right to declare a material default or exercise any remedy under any Contract; (iii) give any Person the right to accelerate the maturity or performance of any Contract; or (iv) give any Person the right to cancel or terminate, or modify in any material respect, any Contract.

     3.10 ERISA.

          (A) Except as disclosed on Schedule 3.10, neither Seller nor any ERISA Affiliate (as hereinafter defined) maintains any Employee
Benefit  Plan.   "Employee  Benefit  Plan"  means  any  "employee
benefit  plan"  as  defined  in  Section  3(3)  of  the  Employee
Retirement  Income  Security Act of 1974,  as  amended,  and  any interpretive rulings, regulations and notices ("ERISA")  and  any other  plan,  policy, program, practice, agreement, understanding
or   arrangement   (whether  written  or   unwritten)   providing
compensation or other benefits to any current or former director, officer,  employee, contractor or consultant (or to any dependent or  beneficiary thereof), of Seller or any ERISA Affiliate, which are  now, or were within the past six years, maintained by Seller or  any  ERISA  Affiliate, or under which  Seller  or  any  ERISA
Affiliate has or could have any obligation or liability,  whether actual  or  contingent  (and including, without  limitation,  any liability  arising  out  of an indemnification,  guarantee,  hold harmless  or  similar agreement), including, without  limitation, all  incentive, bonus, deferred compensation, vacation,  holiday, cafeteria,  medical, disability, severance,  change  in  control, stock  purchase, stock option, stock appreciation, phantom stock,
restricted   stock  or  other  stock-based  compensation   plans,
policies, programs, practices or arrangements. "ERISA Affiliate" means any entity (whether or not incorporated) other than Seller that, together with Seller, is or was a member of (i) a controlled group of corporations within the meaning of Internal
Revenue Code ("Code") Section 414(b), (ii) a group of trades or businesses under common control within the meaning of Section
414(c) of the Code, or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

          (b) Neither Seller nor any ERISA Affiliate maintains or has ever maintained, contributed to or had an obligation to contribute to or  could  have  any obligation in respect of a plan  subject  to
Title  IV of ERISA or to Section 412 of the Code.  Neither Seller
nor any ERISA Affiliate has ever contributed to, or withdrawn  in a  partial or complete withdrawal from, any "multiemployer  plan"
(as  defined  in  Section 3(37) of ERISA) or  has  any  fixed  or
contingent  liability under Section 4204 of ERISA.   No  Employee
Benefit  Plan  is  a  "multiple employer plan"  as  described  in
Section 3(40) of ERISA or Section 413(c) of the Code.

(c) As of and including the Closing date, Seller shall have made all contributions required to be made by it up to and including the Closing date with respect to each Employee Benefit Plan, or adequate accruals therefor have been provided for and been reflected on the balance sheet of Seller as provided to the Buyers by Seller. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code) have been timely made.

          (d) No Employee Benefit Plan provides for medical or health benefits, or life insurance or other death benefits (through insurance or otherwise) or provides for the continuation of such benefits or coverage for any employee or any dependent or beneficiary of any employee after such employee's retirement or other termination of employment except as may be required by Part
6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA"), and there has been no communication to any employee that  could  reasonably be expected to promise or  guarantee  any
such  benefits.   Seller shall retain any and all  responsibility
for compliance with the COBRA requirements of the Code as they apply to Seller's former employees and to Seller's employees who are not hired by Buyer.

(e) The consummation of the transactions contemplated by this Agreement, either alone or in combination with another event (including, without limitation, the termination of employment of any person), will not result in (i) Buyer liability under or with respect to any Employee Benefit Plan, (ii) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of Seller, (iii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of Seller, or (iv) acceleration of the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of Seller, in each case under any Employee Benefit Plan or otherwise.

     3.11 EMPLOYEES.

          Schedule 3.11 sets forth all employees of Seller, which list shall set forth the names, job titles, tenure and compensation arrangement for each employee. Seller is in compliance in all material respects with its obligations under all Legal Requirements and common law governing employment practices. During the past three (3) years, Seller has not suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is thereunder, to the knowledge of Seller and Members. During the past three (3) years, Seller has not suffered or sustained any charge by any employee of any form of harassment in violation of any Federal and/or state law, rule and/or regulation. Seller's employees are not represented by any labor organization or union and, to the knowledge of Seller and Principal Members, there are no attempts being made by any labor organization or union to organize any employees employed by Seller. Notwithstanding anything to the contrary contained herein, Buyer shall not be obligated to hire any of Seller's employees. Neither Seller nor Principal Members have made any statements or representations or distributed any written material to any of Seller's employees regarding future operating plans of Seller or Buyer after the Closing or Seller's or Buyer's continued employment of Seller's employees subsequent to the Closing, other than any such statements, representations or written material expressly authorized in writing by Buyer.

     3.12 ENVIRONMENTAL MATTERS.

          The Seller is in compliance with, and has conducted its activities in compliance with, all applicable Environmental Laws, which compliance includes the possession of all material permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where the failure to so comply would not result in a material liability or clean up obligation on the Seller. Except as set forth on Schedule 3.12 The consummation of the transactions contemplated by this Agreement will not affect the validity of such material permits and Governmental
Authorizations held by the Seller, and will not require any filing, notice, or remediation under any Environmental law. To the knowledge of the Seller (including as set forth in that certain ASTM Screen/Limited Assessment of 44 Hunt Street, Watertown, MA Project #708-520 dated May 16, 2008, performed by IES, Inc., a copy of which has been provided to Buyer (the "IES Report")), there are no past or present events, conditions, activities, or practices which would reasonably be expected to prevent the Seller's compliance in all material respects with any Environmental Law, or which would reasonably be expected to give rise to any material liability of the Seller under any Environmental Law. Other than as set forth in the IES Report, within the past seven years, the Seller has not received written notice, or to its knowledge, other communication (in writing or otherwise) that alleges that the Seller is not in compliance with any Environmental Law, and the Seller has no knowledge of any circumstances that would reasonably be expected to result in such claims or communications. To the Seller's knowledge, no current or prior owner of any property owned, leased or controlled by any of the Seller has received any written notice or other communication (in writing or otherwise) that alleges that such current or prior owner or any of the Seller is not in compliance with any Environmental Law in such a manner as would be reasonably likely to result in a material liability or clean up obligation. The Seller has not assumed by contract, agreement or otherwise any liabilities or obligations arising under any Environmental Law, or is currently performing any required investigation, response or other corrective action under any Environmental Law. Except as set forth in the IES Report, there are no underground storage tanks or related piping on any property owned, leased, controlled by or used by the Seller, and any former such tanks and piping have been removed or closed in accordance with applicable Environmental Laws. Except as set forth in the IES Report, to the Seller's knowledge, all property that is owned by, leased to, controlled by or used by the Seller is free of any friable asbestos or asbestos-containing material.

     3.13 LICENSES AND PERMITS.

          Schedule 3.13 sets forth all permits, licenses, approvals, qualifications, registrations and other governmental consents, if any, which are necessary in connection with the use of the Purchased Assets and/or the operation of the Business (collectively, the "Permits"), and no others are required. All Permits have been obtained, are in full force and effect and in good standing, and will be so on the Closing date, and, subject to the preparation and filing of any necessary transfer application(s) and payment of required fees, shall be transferred to Buyer immediately following Closing. Except as set forth on
Schedule 3.13, no consents are required for transfer of any Permit. Neither Seller nor Members have received any notice of any claim of revocation or has knowledge of any event which might give rise to such a claim with respect to such Permits.

     3.14 COMPLIANCE WITH LAWS.

          Except as otherwise disclosed herein, Seller has complied in all material respects with all applicable Federal, state and local laws, regulations and ordinances or any requirement of any Governmental Body affecting the Business and/or the Purchased Assets and have complied with the terms of all permits, licenses, registrations, consents, trademark and patent continuances, with respect to which the failure to comply could materially and adversely affect the Business.

     3.15 PROPRIETARY ASSETS.

          (A)  Schedule 3.15(a) sets forth as of the date of this Agreement
(i) all U.S. and foreign patents, patent applications, registered
trademarks,    material   unregistered   trademarks,    trademark
applications, copyright registrations and copyright applications,
Internet domain names, computer software (other than third  party
software  generally  available  for  sale  to  the  public)   and
fictitious  name  and  assumed name registrations  owned  by  the
Seller; (ii) all patent applications and other Proprietary Assets that are currently in the name of inventors or other Persons  and for  which the Seller has the right to receive an assignment; and
(iii) all material third party licenses for Proprietary Assets to which  the Seller is the licensee party.  Seller has good,  valid and marketable title to, or has a valid right to use, license  or
otherwise  exploit,  all  of  the  material  Proprietary   Assets
necessary for the conduct of the Business, free and clear of  all
Encumbrances.   Seller has not developed jointly with  any  other
Person any material Proprietary Asset with respect to which such other Person has any rights. There is no contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Proprietary
Asset owned or exclusively licensed by any Seller (except to the extent that use of any such Proprietary Asset is incidental to the use of any Seller Product).

(b) (i) All Proprietary Assets owned by Seller are, subsisting and in effect and, valid and enforceable; (ii) none of the Proprietary Assets and no Proprietary Asset that is currently being developed or reduced to practice or which is the subject of a current invention disclosure by the Seller (either by itself or with any other Person) infringes, misappropriates, conflicts with or otherwise violates any Proprietary Asset owned or used by any other Person; (iii) none of the products or services that is or has been designed, created, developed, assembled, performed, manufactured, sold, marketed or licensed by the Seller is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and, none of such products or services has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and the Seller has not received in the past three (3) years any written, or to the Seller's knowledge, oral notice of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; (iv) the operation of the business of Seller as it currently is conducted does not and will not when conducted in substantially the same manner following the Closing, infringe or misappropriate or make any unlawful or unauthorized use of any Proprietary Asset of any other Person; and (v) to the Seller's knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset, and no such claims have been asserted or threatened against any Person by the Seller or, to the knowledge of the Seller, any other Person, in the past three (3) years. The Proprietary Assets constitute all the Proprietary Assets necessary to enable the Seller to conduct its business in the manner in which such business is currently being conducted. Upon the consummation of the transactions contemplated hereby, Seller shall have good, valid, and enforceable title, or license (if the applicable Proprietary Asset is licensed to Seller) to all Proprietary Assets, free and clear of all Encumbrances and on, and subject to, the same terms and conditions as in effect immediately prior to the Closing. Seller has not entered into any covenant not to compete or any Contract limiting its ability to exploit fully any Proprietary Assets owned or licensed by Seller or to transact business in any market or geographical area or with any Person.

(c) Seller has taken all reasonable steps that are required to protect Seller's rights in confidential information and trade secrets of the Seller or provided by any other Person to the Seller. Set forth on Schedule 3.15(c) is a list of each employee, consultant and contractor of the Seller that has executed a proprietary information and confidentiality agreement.

(d) Neither this Agreement nor the transactions contemplated by this Agreement, including any assignment to Buyer by operation of law, will result in (i) Buyer or any of its affiliates granting to any third party any incremental right to or with respect to or non-assertion under any Proprietary Assets owned by, or licensed to, any of them; (ii) Buyer or any of its affiliates being bound by, or subject to, any incremental non-compete or other incremental material restriction on the operation or scope of their respective businesses; or (iii) Buyer or any of its affiliates being obligated to pay any incremental royalties or other material amounts, or offer any incremental discounts, to any third party. As used in this Section 3.15(d), an "incremental" right, non-compete, restriction, royalty or discount refers to a right, non-compete, restriction, royalty or discount, as applicable, in excess, whether in terms of contractual term, contractual rate or scope, of those that would have been required to be offered or granted, as applicable, had the parties to this Agreement not entered into this Agreement or consummated the transactions contemplated hereby.

(e) With respect to the use of software in the Business as such business is currently conducted, to the knowledge of the Seller, no such software contains defects in its operation or any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software. Such software has been validated for its use. There have been no material security breaches in any of the Seller's information technology systems, and there have been no disruptions in any of the Seller's information technology systems that materially adversely affected the Business or operations.

          (f) All products of the Seller ("Seller Product") conform in all material respects with all applicable contractual commitments and all express and implied warranties, the Seller's published product specifications and with all regulations, certification standards and other requirements of any applicable Governmental Body or third party. The channel activities of the Seller related to sales or distribution of Seller Products conform in all material respects with all applicable contractual commitments. Except as set forth in the Seller Financial Statements, the Seller has no liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due or otherwise) for replacement or modification of any Seller Product or other damages in connection therewith other than in the ordinary course of business. There are no known material defects in the design or technology embodied in any Seller Product which impair or are likely to impair the intended use of such Seller Product. There is no presently pending, or, to the knowledge of the Seller, threatened, and, to the knowledge of the Seller, there is no basis for, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any Seller Product. The Seller has not extended to any of its customers any written product warranties, indemnifications or guarantees that deviate in any material respect from the standard product warranties, indemnification arrangements or guarantees of the Seller.

     3.16 FINDER'S FEE.

          Seller has not employed any broker, finder or representative or incurred any liability for brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein to any broker, finder or representative.

     3.17 CUSTOMERS, SUPPLIERS AND SERVICE PROVIDERS.

          Schedule 3.17 lists the customers of the Seller for the last completed fiscal year (in decreasing order of gross sales). Except as disclosed in Schedule 3.17, Seller has not received any written notice, or to the knowledge of the Seller, any verbal notice or threats by such customers with respect to termination, cancellation or limitation of, or adverse modification or change in, the business relationship of the Seller, or Seller's business with any customer or customers whose purchases are individually or in the aggregate material to the Seller.

     3.18 DISCLOSURE.

          No representation or warranty made by Seller or Principal Members, nor any information or statement contained in any exhibit or schedule hereto or in any certificate to be delivered by Principal Members or Seller pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit a material fact necessary to make the statements of fact herein or therein not misleading in light of the circumstances under which they were made.

     3.19 NO DISCLOSURE.

          Until the Closing or the termination of this Agreement, Seller agrees not to disclose the existence of this Agreement and/or any of the transactions contemplated hereby to any third party except their attorneys, accountants and other confidential advisors, and shall require the same confidentiality of their attorneys, accountants and other financial advisors.

     3.20 DEBTS.

          Seller shall be responsible for payment of all purchases and debts (collectively, the "Business Debts") which incurred prior to the Closing Date, whether or not the invoice was received prior to the purchase date, unless specifically assumed by Buyer. Seller shall be responsible to pay any costs which are required to wrap up the Seller's business activities such as the A-133 audit. Seller has no outstanding Bank loans. Payment of Business Debts shall be handled as described in Sections 1.1(j) and 2.1 (e).

     3.21 INVESTIGATION.

          Except as set forth in Section 8.1, no due diligence or investigation by Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller and/or Principal Members under this Agreement.

     3.22 SCHEDULES.

          All schedules furnished or delivered by or on behalf of Seller pursuant to this Agreement are correct and complete, and all information required to be furnished or delivered pursuant thereto has been furnished or delivered to Buyer. No schedule contains an untrue statement of material fact or omits to state a material fact necessary to make the statements not misleading.

     3.23 RELIANCE.

          The foregoing representations and warranties are made severally and not jointly by Seller and Principal Members with the knowledge, understanding and expectation that Buyer is entering into this Agreement, and intends to consummate the transactions contemplated herein, in full and complete reliance upon said representations and warranties and the documentation and/or information called for therein to the provided by Seller and Principal Members to Buyer. All representations and warranties made by Seller and Principal Members shall survive the Closing, for the respective periods set forth in Section 8.1.

SECTION 3A.    REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

          Except as disclosed in the Schedules hereto prior to the execution and delivery of this Agreement, each Principal
Member, severally and not jointly represents and warrants to Buyer, as follows.

SECTION 3A.1   AUTHORIZATION; TITLE.

          The Principal Member is authorized to enter into this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby, without violating any agreement by which Principal Member or the Seller is bound.



SECTION 4.       REPRESENTATIONS  AND  WARRANTIES  OF  BUYER  AND
          ACQUISITION SUB

          Except as disclosed in Buyer SEC Documents filed prior to the date hereof or the Disclosure Letter delivered by Buyer and Acquisition Sub to the Seller prior to the execution and delivery of this Agreement (the "Buyer Disclosure Letter") and referred to in the section of the Buyer Disclosure Letter corresponding to the section(s) of this Section 3 to which such disclosure applies (unless it is reasonably apparent from the face of such disclosure that the disclosure or statement in one section of the Buyer Disclosure Letter should apply to one or more sections thereof), Buyer and Acquisition Sub represent and warrant to the Seller as follows:

     4.1  DUE ORGANIZATION; SUBSIDIARIES.

          Buyer is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of its incorporation, and each of the other Dynasil Corporations which is a "significant subsidiary" (as defined in Regulation S-X) of Buyer is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of its incorporation or formation. Each of the Dynasil Corporations has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its material obligations under all Buyer Material Contracts. Each of the Dynasil Corporations is qualified to do business as a foreign corporation, and is in good standing, under the Legal Requirements of all jurisdictions where the failure to be so qualified would have a Material Adverse Effect on the Dynasil Corporations. Buyer has delivered or made available to the Seller accurate and complete copies of the certificate of incorporation, bylaws and other charter or organizational documents of each of the Dynasil Corporations, including all amendments thereto (collectively, the "Buyer Organization Documents"). Buyer has no Subsidiaries, except for the corporations identified in Schedule 4.1 of the Buyer Disclosure Letter. Buyer and each of its Subsidiaries are collectively referred to herein as the "Dynasil Corporations". None of the Dynasil Corporations has any equity interest or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity, other than the Dynasil Corporations' interests in their
Subsidiaries  identified in Schedule 4.1 of the Buyer  Disclosure
Letter.

     4.2  AUTHORITY; BINDING NATURE OF AGREEMENT.

          Each of Buyer and Acquisition Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Buyer and Acquisition Sub, enforceable against Buyer and Acquisition Sub in accordance with its terms, subject to (a) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the approval of the stockholders of Buyer. Buyer hereby represents that its Board of Directors, at a meeting duly called and held on or prior to the date hereof, has by unanimous vote approved, adopted and declared advisable this Agreement and the other transactions contemplated by this Agreement. Acquisition Sub hereby represents that its Board of Managers, by unanimous written consent, approved and adopted this Agreement and the other transactions contemplated by this Agreement, and recommended that the Buyer adopt this Agreement. Buyer hereby represents that it, as the sole stockholder of Acquisition Sub, will approve and adopt this Agreement and the other transactions contemplated by this Agreement immediately after the execution and delivery of this Agreement by the parties hereto.

     4.3  CAPITALIZATION, ETC.

          (A) The authorized capital stock of Buyer consists of: (i) 25,000,000 shares of Buyer Common Stock and (ii) 10,000,000 shares of Buyer Preferred Stock. As of June 17, 2008, 6,478,507 shares of Buyer Common Stock have been issued or are outstanding (excluding 810,160 shares of treasury stock) and 710,000 shares of  Series  B  Preferred Stock, par value $0.001 per  share  (the
"Buyer  Preferred  Stock")  are  outstanding,  convertible   into
944,300  shares  of Buyer Common Stock are outstanding.   810,160
shares  of  Buyer Common Stock are held in Buyer's  treasury  and
none  are  held  by  any  of Buyer's Subsidiaries.   All  of  the
outstanding  shares  of  Buyer  Common  Stock  have   been   duly
authorized   and   validly  issued,  and  are  fully   paid   and
nonassessable.   None of the outstanding shares of  Buyer  Common
Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or
subject  to any right of first refusal in favor of Buyer.   There
is no contract to which Buyer is a party and, to Buyer's knowledge, there is no contract between other Persons, relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of, any shares of Buyer Common Stock. None of the Dynasil Corporations is under any obligation, or is bound by any contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Buyer Common Stock, other than those relating to the transactions contemplated hereby and the sale of Series C Preferred Stock to provide funds.

(b) Buyer has delivered or made available to Seller accurate and complete copies of the Buyer ESPP, all stock option plans pursuant to which Buyer has granted Buyer Options, and the forms of all stock option agreements evidencing such options. There have been no repricings of any Buyer Options through amendments, cancellation and reissuance or other means during the current or prior two calendar years. None of the Buyer Options have been granted in contemplation of the Merger or the transactions contemplated in this Agreement and no Buyer Options have been granted since June 11, 2008, after which grant there were 411,459 Buyer Options outstanding. Approximately 120,000 options are anticipated to be issued to Jacob Paster as part of the transactions contemplated hereby. None of the Buyer Options were granted with exercise prices below or deemed to be below fair market value on the date of grant. All grants of Buyer Options were validly made and properly approved by the board of directors of Buyer (or a duly authorized committee or subcommittee thereof) in compliance with all applicable law and recorded on the Buyer Financial Statements in accordance with GAAP, and no such grants involved any "back dating," "forward dating" or similar practices with respect to such grants.

          (c) Except as set forth in Section 4.3(a) or Section 4.3(b) above, there is no: (i) outstanding commitment, subscription,
option,   call,  warrant  or  right  (whether  or  not  currently
exercisable) to acquire any shares of the capital stock or other securities of any of the Dynasil Corporations; (ii) outstanding
security,  instrument  or  obligation  that  is  or  may   become
convertible into or exchangeable for any shares of the capital stock or other securities of any of the Dynasil Corporations;
(iii) rights agreement, stockholder rights plan or similar plan commonly referred to as a "poison pill"; or (iv) Contract under which any of the Dynasil Corporations are or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities ("Buyer Rights Agreements") (items (i) through
(iv) above, collectively, "Buyer Stock Rights").

(d) All outstanding shares of Buyer Common Stock, all outstanding Buyer Options and all outstanding shares of capital stock of each Subsidiary of Buyer have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in Contracts applicable to the issuance of Buyer Common Stock, granting Buyer Options and/or the issuance of shares of capital stock of any Buyer Subsidiary. All of the outstanding shares of capital stock of each of the Buyer's Subsidiaries have been duly authorized and are validly issued, are fully paid and nonassessable and, except as required by Legal Requirements applicable to each of the Dynasil Corporations which is formed or incorporated under the laws of a foreign jurisdiction, are owned beneficially and of record by Buyer, free and clear of any Encumbrances. Schedule 4.3(d) of the Buyer Disclosure Letter sets forth all entities (other than Subsidiaries) in which any of the Dynasil Corporations has any ownership interest and the amount of such interest.

(e) Buyer directly owns all of the equity interests of Acquisition Sub.

     4.4  NON-CONTRAVENTION; CONSENTS.

          Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger, or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of any of the provisions of the Buyer Organization Documents or any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of any of the Dynasil
Corporations;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Dynasil Corporations, or any of the material assets owned or used by any of the Dynasil Corporations, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Dynasil Corporations or that is otherwise material to the business of any of the Dynasil Corporations or to any of the assets owned or used by any of the Dynasil Corporations; or

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Buyer Material Contract (except for any such violation or breach which by its terms can be cured and is so cured within the applicable cure period or where the non-breaching party has no right to accelerate or terminate as a result of such violation or breach), or give any Person the right to (i) declare a default or exercise any remedy under any Buyer Material Contract; (ii) accelerate the maturity or performance of any Buyer Material Contract; or (iii) cancel, terminate or modify any term of any Buyer Material Contract.

          Except as may be required by the Securities Act, the Exchange Act, the DGCL and the rules and regulations of the
Nasdaq required under any Buyer Material Contract, none of the Dynasil Corporations was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement except where the failure to make such filing, give such notice or obtain any such consent would not have a Material Adverse Effect on the Dynasil Corporations.

     4.5  SEC FILINGS; FINANCIAL STATEMENTS.

          (A) All statements, reports, schedules, forms, exhibits and other documents required to have been filed by Buyer with the SEC since October 1, 2004 (the "Buyer SEC Documents") have been so
filed.    As   of  their  respective  dates  (or,   if   amended,
supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing): (i) each of the Buyer SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Buyer SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section
906 of the Sarbanes-Oxley Act of 2002).

          (c) The financial statements (including related notes, if any) contained in the Buyer SEC Documents (the "Buyer Financial
Statements"):  (i)  complied as to form in all material  respects with  the  published rules and regulations of the SEC  applicable thereto; (ii) were prepared in accordance with GAAP applied on  a consistent basis throughout the periods covered (except as may be indicated  in the notes to such financial statements or,  in  the case of unaudited statements, as permitted by Form 10-QSB of  the
SEC,  and except that the unaudited financial statements may  not have contained footnotes and were subject to normal and recurring year-end  adjustments  which  were not,  or  are  not  reasonably expected to be, individually or in the aggregate, material);  and
(iii)  fairly presented in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries  as of  the respective dates thereof and the consolidated results  of
operations   and  cash  flows  of  Buyer  and  its   consolidated
subsidiaries for the periods covered thereby. For purposes of this Agreement, "Buyer Balance Sheet" means that consolidated balance sheet of Buyer and its consolidated subsidiaries as of September 30, 2007 set forth in the Buyer's Annual Report on Form
10-KSB  filed with the SEC on December 20, 2007 (the  "Buyer  10-
KSB")  and  the  "Buyer Balance Sheet Date" means  September  30,
2007.

          (d) Buyer maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions are executed with  management's authorization; (ii) transactions are  recorded as  necessary  to permit preparation of financial  statements  in accordance  with GAAP and to maintain accountability for  assets;
(iii)  access  to  assets is permitted only  in  accordance  with management's authorization; (iv) the recorded amount  for  assets is  compared  with  existing assets at reasonable  intervals  and appropriate action is taken with respect to any differences;  (v)
all information (both financial and non-financial) required to be disclosed by Buyer in the reports that it files or submits  under the  Exchange Act is recorded, processed, summarized and reported within  the time periods specified in the rules and forms of  the
SEC;   and   (vi)   all  such  information  is  accumulated   and
communicated to Buyer's management as appropriate to allow timely
decisions   regarding  required  disclosure  and  to   make   the
certifications of the Chief Executive Officer and Chief Financial
Officer of Buyer required under the Exchange Act with respect  to such  reports.  There are no significant deficiencies or material weaknesses  in  the  design  or  operation  of  Buyer's  internal controls,  and  Buyer has not been informed  by  its  independent auditors,  accountants,  consultants or others  involved  in  the
review   of   internal   controls  that  any   such   significant
deficiencies or material weaknesses exist, which could adversely affect Buyer's ability to record, process, summarize and report financial data. There is no fraud in connection with the Buyer
Financial Statements, whether or not material, that involves management or other employees who have a significant role in Buyer's internal controls.

     4.6  ABSENCE OF CHANGES.

          (A) Since the Buyer Balance Sheet Date (except as disclosed in the Buyer SEC Documents),

               (i) none of the Dynasil Corporations has made any material changes in its pricing polices or payment or credit practices or failed  to  pay  any creditor any material amount  owed  to  such creditor when due or granted any extensions or credit other  than
in   the  ordinary  course  of  business  consistent  with  prior practice;

               (ii) none of the Dynasil Corporations has terminated or closed any material facility, business or operation;

(iii) none of the Dynasil Corporations has written up or written down any of its material assets; and
               (iv) there has been no material loss, destruction or damage to any item of property of the Dynasil Corporations, whether or not insured.

          (b) Except as set forth in Schedule 4.6(b) of the Buyer Disclosure Letter or in the Buyer SEC Documents, since the Buyer
Balance Sheet Date and through the date of this Agreement:

               (i)  there has not been any event that has had a Material Adverse
Effect   on  the  Dynasil  Corporations,  and  no  fact,   event,
circumstance or condition exists or has occurred that could reasonably be expected to have a Material Adverse Effect on the Dynasil Corporations;

(ii) each of the Dynasil Corporations has operated its respective business in the ordinary course consistent with prior practice;

(iii) none of the Dynasil Corporations has (A) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock (other than in connection with the Buyer Preferred Stock); (B) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; (C) made any capital expenditure which, when added to all other capital expenditures made on behalf of the Dynasil Corporations since the Buyer Balance Sheet Date, exceeds $150,000, in the aggregate; (D) made any material Tax election; (E) settled any Legal Proceedings involving amounts in excess of $100,000; or (F) entered into or consummated any transactions with any affiliate;

(iv) none of the Dynasil Corporations has (A) sold or otherwise disposed of, or acquired, leased, licensed, waived or relinquished any material right or other material asset to, from or for the benefit of, any other Person except for rights or other assets sold, disposed of, acquired, leased, licensed, waived or relinquished in the ordinary course of business consistent with prior practice; (B) mortgaged, pledged or subjected to any Encumbrance any of their respective property, business or assets; (C) entered into or amended any lease of real property (whether as lessor or lessee); or (D) canceled or compromised any debt or claim other than accounts receivable in the ordinary course of business consistent with prior practice;
(v) none of the Dynasil Corporations has (A) amended or waived any of its material rights under, or permitted the acceleration of vesting under, any provision of any of the Buyer Employee Plans or any provision of any agreement or Buyer Stock Option Plan evidencing any outstanding Buyer Option; (B) caused or permitted any Buyer Employee Plan to be amended in any material respect; or (C) paid any bonus or other incentive or equity compensation or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or consultants;

(vi) there has been no material labor dispute (including any work slowdown, stoppage or strike) involving the Dynasil Corporations;

               (vii) none of the Dynasil Corporations has made any material change in its methods of accounting or accounting practices;

               (viii) none of the Dynasil Corporations has made any loan, advance or capital contributions to, or any other investment in, any Person;

               (ix) none of the Dynasil Corporations has terminated or amended, or suffered a termination of, any Buyer Material Contract;

               (x) none of the Dynasil Corporations has entered into any contractual obligation to do any of the things referred to elsewhere in this Section 4.6; and

(xi) there has been no material development in any Legal
Proceeding described in a Buyer SEC Document.

     4.7  CONTRACTS.

          (A) Each Buyer Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms subject to  (A)  Legal  Requirements of general application  relating  to bankruptcy, insolvency and the relief of debtors, and  (B)  rules of  law  governing  specific performance, injunctive  relief  and other  equitable remedies, except to the extent they have expired in accordance with their terms and except where the failure to be in full force and effect, individually or in the aggregate, would not  reasonably  be  expected  to  be  material  to  the  Dynasil
Corporations.   Buyer has delivered to or made available  to  the
Seller true and complete copies of each Buyer Material Contract, except in the case of a Buyer Material Contract which is derived from a standard form agreement of the Dynasil Corporations, Buyer has delivered to or made available to the Seller a form or forms of such agreement. In each case where a Buyer Material Contract is derived from a standard form agreement, all of the terms, conditions and provisions of such Buyer Material Contract are substantially similar with respect to material terms to the form agreement from which such agreement derived.

(b) None of the Dynasil Corporations has materially violated or breached, or committed any material default under, any Buyer Material Contract. To Buyer's knowledge, no other Person has materially violated or breached, or committed any material default under, any Buyer Material Contract.

          (c) To Buyer's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (i) result in a material violation or breach of any provision of any Buyer Material Contract by any of the Dynasil Corporations; (ii) give any Person the right to declare a material default or exercise any remedy under any Buyer Material Contract; (iii) give any Person the right to accelerate the maturity or performance of any Buyer Material Contract; or (iv) give any Person the right to cancel or terminate, or modify in any material respect, any Buyer Material Contract

     4.8  LIABILITIES.

          Except as disclosed in Buyer SEC Documents, since the Buyer Balance Sheet Date, none of the Dynasil Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether due or to become due) required to be reflected in financial statements prepared in accordance with GAAP, except for: (a) liabilities that are reflected in the "Liabilities" column of the Buyer Balance Sheet and the notes thereto; (b) normal and recurring liabilities that have been incurred by the Dynasil Corporations since the Buyer Balance Sheet Date in the ordinary course of business consistent with prior practice; and (c) liabilities incurred in connection with the transactions contemplated by this Agreement.

     4.9  LEGAL PROCEEDINGS; ORDERS.

          Except as set forth in the Buyer SEC Documents, there is no pending Legal Proceeding and, to Buyer's knowledge, within the past 24 months no Person has threatened in writing to commence any Legal Proceeding, that involves any of the Dynasil Corporations or any of the assets owned or used by any of the Dynasil Corporations, in each case which would be reasonably likely to be material to the Dynasil Corporations; and there is no Order to which any of the Dynasil Corporations, or any of the material assets owned or used by any of the Dynasil Corporations, is subject.

     4.10 FOREIGN CORRUPT PRACTICES ACT.

          Neither Buyer, any other Dynasil Corporation, any of the Dynasil Corporation's officers, directors, nor, to Buyer's knowledge, any employees or agents, distributors, representatives or other persons acting on the express, implied or apparent authority of any Dynasil Corporation, have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any person or Governmental Body in the United States or elsewhere in connection with or in furtherance of the business of any of the Dynasil Corporations (including any unlawful offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist any Dynasil Corporation in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised unlawfully to any such official or party for such purposes). Neither the business of Buyer nor of any other Dynasil Corporation is in any manner dependent upon the making or receipt of such unlawful payments, discounts or other inducements. Neither Buyer nor any other Dynasil Corporation has otherwise taken any action that could cause Buyer or any other Dynasil Corporation to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the regulations thereunder, or any applicable Legal Requirements of similar effect.

     4.11 FINANCIAL ADVISOR.

          No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Dynasil Corporations.

     4.12 PROPRIETARY ASSETS.

          (A) Schedule 4.12 (a) of the Buyer Disclosure Letter sets forth as of the date of this Agreement (i) all U.S. and foreign patents,  patent  applications, registered  trademarks,  material
unregistered   trademarks,  trademark   applications,   copyright
registrations and copyright applications, Internet domain names, computer software (other than third party software generally available for sale to the public) and fictitious name and assumed name registrations owned by Buyer; (ii) all patent applications and other Proprietary Assets that are currently in the name of inventors or other Persons and for which Buyer has the right to receive an assignment; and (iii) all material third party licenses for Proprietary Assets to which Buyer is the licensee party. Buyer has good, valid and marketable title to, or has a valid right to use, license or otherwise exploit, all of the material Buyer Proprietary Assets necessary for the conduct of the Buyer's business as presently conducted, free and clear of all Encumbrances. Buyer has not developed jointly with any other
Person any material Proprietary Asset with respect to which such other Person has any rights. There is no Buyer Material Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Buyer Proprietary Asset owned or exclusively licensed by the Buyer.

          (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Buyer, (i) to the knowledge of the  Buyer,  all  Buyer Proprietary Assets  owned  by  Buyer  are subsisting and in effect and valid and enforceable; (ii) none  of the  Buyer  Proprietary Assets and no Proprietary Asset  that  is currently being developed or reduced to practice or which is  the subject of a current invention disclosure by the Buyer (either by itself  or  with any other Person) to the knowledge of the  Buyer infringes, misappropriates, conflicts with or otherwise  violates any  Proprietary Asset owned or used by any other  Person;  (iii)
none  of  the products or services that is or has been  designed, created,  developed,  assembled, performed,  manufactured,  sold, marketed  or  licensed by the Buyer is to the  knowledge  of  the
Buyer  infringing,  misappropriating or making  any  unlawful  or unauthorized use of any Proprietary Asset owned or  used  by  any other  Person, and, none of such products or services has at  any
time   infringed,  misappropriated  or  made  any   unlawful   or
unauthorized use of, and the Buyer has not  received in the  past three  (3)  years any written, or to the Buyer's knowledge,  oral
notice   of   any   actual,   alleged,  possible   or   potential
infringement,  misappropriation or unlawful or  unauthorized  use of, any Proprietary Asset owned or used by any other Person; (iv)
the  operation  of the business of the Buyer as it  currently  is conducted  does not and will not when conducted by the  Surviving
Entity  in  substantially the same manner following the  Closing, infringe  or  misappropriate or make any unlawful or unauthorized use  of any Proprietary Asset of any other Person; and (v) to the
Buyer's    knowledge,    no   other   Person    is    infringing,
misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Buyer Proprietary Asset, and no such claims have been asserted or threatened against any Person by the Buyer or, to the knowledge of the Buyer, any other Person, in the past three (3) years. The Buyer Proprietary Assets constitute all the Proprietary Assets necessary to enable the Buyer to conduct its business in the manner in which such business is currently being conducted.

(c) The Buyer has taken all reasonable steps to protect its rights in confidential information and trade secrets of the Buyer or provided by any other Person to the Buyer.

          (d) With respect to the use of software in the business of the Buyer as such business is currently conducted, to the knowledge of  the Buyer, no such software contains defects in its operation or  any  device  or  feature designed  to  disrupt,  disable,  or otherwise impair the functioning of any software.  Such  software has  been  validated for its use.  There have  been  no  material security  breaches in the Buyer's information technology systems, and  there  have  been no disruptions in the Buyer's  information
technology  systems  that  materially  adversely  affected   such
Buyer's business or operations.

(e) All products of the Buyer ("Buyer Product") conform in all material respects with all applicable contractual commitments and all express and implied warranties, the Buyer's published product specifications and with all regulations, certification standards and other requirements of any applicable governmental entity or third party. Except as set forth in the Buyer's SEC Documents, no claims against the Buyer are pending or have been asserted for liability for replacement or modification of any Buyer Product or other damages in connection therewith other than in the ordinary course of business. There are no known material defects in the design or technology embodied in any Buyer Product which impair or are likely to impair the intended use of such Buyer Product. There is no presently pending, or, to the knowledge of the Buyer, threatened, and, to the knowledge of the Buyer, there is no basis for, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any Buyer Product. The Buyer has not extended to any of its customers any written product warranties, indemnifications or guarantees that deviate in any material respect from the standard product warranties, indemnification arrangements or guarantees of the Buyer.

SECTION 5.     COVENANTS OF SELLER AND PRINCIPAL MEMBERS

          Seller and Principal Members, jointly and severally, hereby covenant and agree with Buyer, that Seller and Principal
Members shall do, cooperate in doing, and/or refrain from doing, as the case may be, the following:

     5.1  FURTHER ASSURANCES.

          Seller and Principal Members each agree that, prior to the Closing, they will take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including releasing or causing the release of any and all Encumbrances on the Purchased Assets and obtaining all necessary waivers, consents and approvals relating to the licenses, permits, registrations, approval and consents necessary for the conduct of the Business and the transfer of same to Buyer and/or as otherwise required under this Agreement, all immediately prior to or contemporaneously with the Closing.

     5.2  POST-CLOSING ASSURANCES.

          At any time, and from time to time after the Closing, and without further consideration, Seller and Principal Members will, at the request of Buyer, execute and deliver, or cause the execution and delivery of, such other instruments of sale, transfer, conveyance, assignment and confirmation or take or cause to be taken such other action as Buyer may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to Buyer or to put Buyer in actual possession and operating control of, the Purchased Assets and the Business of the Seller and to assist Buyer in exercising all rights with respect thereto.

     5.3  EMPLOYEES.

          Seller shall pay each of its employees on or before the Closing, all amounts due and payable to such employee, including satisfaction of all accrued, unused vacation and/or sick time through the Closing date.

    5.4  PURCHASE STOCK

          Seller shall deliver Purchase Stock to a party only (i) incompliance with all applicable laws, rules, regulations and court orders, and (ii) only after such party has executed and delivered to Dynasil an Investment Letter in substantially the form attached as Appendix I hereto.

SECTION 6.     RETAINED EARNING RECAPTURE

          (A) As per the methodology in Exhibit F, the Seller shall be entitled to extract a net amount of assets less liabilities (retained by the Seller) which equals the retained earnings as of the  date of the sale less the net book value of fixed assets and
inventory  (the  "Retained Earnings Extraction").   The  Retained
Earnings Extraction shall be estimated as of the Closing Date with assets and liabilities divided at that time between Buyer and Seller using the Exhibit F methodology. At seventy five (75) days following closing, Buyer and Seller shall calculate the final Retained Earnings Extraction and any balance owned by one of the parties would be paid in cash within five (5) days except as outlined in the balance of this section.,

(b) During the seventy five day period, with oversight from Dr. Gerald Entine, Buyer shall set-up separate accounts, held in trust for Seller, and administer extracted assets and liabilities on behalf of the Seller (collectively, "Seller's Extraction Account"). If accounts receivable must be divided between Buyer and Seller, specific receivables shall be identified for Seller's Extraction Account and Buyer shall have the right to allocate any questionable and international receivables to Seller's Extraction Account. Buyer shall credit payments received for Seller's retained assets such as accounts receivable to Seller's Extraction Account as well as to pay Seller's Business Debts from Seller's Extraction Account as presented from available Seller funds. Seller shall be entitled to withdraw funds from Seller's Extraction Account so long as the net value of the account remains at a minimum value of $1 million with a minimum of $500,000 of cash, under this Agreement and the Merger Agreement. The Seller's Extraction Account shall contain and be applied toward amounts relating to this Agreement and the Merger Agreement. At the end of the seventy five day period, Seller can withdraw all remaining cash in the Seller's Extraction Account if only cash remains in such account. If non-cash assets and liabilities remain open in the Seller's Extraction Account at the end of the seventy five day period, Seller retains responsibility for such items and Buyer may require Seller to maintain a reasonable balance in the Seller's Extraction Account and will assist in the administration as reasonably requested by Seller.

(c) With prior written notice to Seller, Buyer shall be entitled to use up to $500,000 from Seller's Extraction Account if reasonably required for Buyer working capital needs during the seventy five day period.

          (d) Any disputes regarding the calculation provided for herein shall be resolved pursuant to Section 5.7 of the Merger Agreement.

SECTION 7.     CONDITIONS PRECEDENT TO THE CLOSING

     7.1  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS TO COMPLETE THE
          CLOSING.

          The obligations of Buyer to enter into and complete the Closing are subject to the occurrence of the following conditions with respect to Buyer and the fulfillment by Seller and/or
Principal Members, as the case may be, on or prior to the Closing, of the following conditions, any one or more of which may be waived by Buyer in its sole discretion, in writing:

          (a) The Seller shall have performed or complied in all material respects with all of its covenants, obligations or agreements required to be performed or complied with under the Agreement prior to the Effective Time;

          (b) The representations and warranties of the Seller contained in this Agreement shall be accurate, as of the date of this Agreement, and on and as of the Closing, except, for those representations and warranties which address matters only as of a particular date (which shall remain true and correct on and as of such particular date), with the same force and effect as if made on and as of the Closing;

(c) At the Closing, there shall not be any judgment, decree, injunction, restraining order, ruling or order of any Governmental Body outstanding against any party hereto that prevents or makes financially impractical the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of the transactions contemplated by this Agreement.

          (d)  Since December 31, 2007, there shall not have been any
material   adverse   change  in  the  condition   (financial   or
otherwise), results of operations, Business or performance of Seller.

(e) Delivery by Seller and Principal Members, as appropriate, of the following documents, duly executed or certified to the reasonable satisfaction of Buyer:

               (i) A Bill of Sale (or Bills of Sale, at Buyer's request) in substantially the form attached hereto as Exhibit C, dated the Closing date.

(ii) A Certificate in substantially the form attached hereto as
Exhibit D hereto, executed by Seller and Principal Members, dated the Closing date, confirming the matters set forth in Sections
7.1(a), (b) and (c).
               (iii) A Certificate, executed by Seller and Principal Members, dated the Closing date, stating that the copies of UCC-1 financing statements (if any) attached to the certificate are all of  the  financing statements that, as of the Closing date,  have
been   filed  against  the  Purchased  Assets  in  each  of   the
jurisdictions in which Seller maintains a place of business or maintains any of the Purchased Assets.

               (iv) The Closing Allocation Schedule.

          (f) The consummation of the transactions contemplated by the Merger.

     7.2  CONDITIONS PRECEDENT TO SELLER'S AND PRINCIPAL MEMBERS'
          OBLIGATIONS TO COMPLETE THE CLOSING.

          The   obligations  of  Seller  and  Principal  Members,
respectively, to complete the Closing are subject to the fulfillment, on or prior to the Closing date, of the following conditions, any one or more of which may be waived by Seller and/or Principal Members:

          (a) Buyer shall have performed or complied in all material respects with all of its covenants, obligations or agreements required to be performed or complied with under the Agreement prior to the Closing;

          (b) The representations and warranties of Buyer contained in this Agreement shall be materially true, complete and correct as of the Closing with the same force and effect as though made on and as of the Closing.

          (c)  At the Closing, there shall not be any judgment, decree,
restraining   order,  injunction,  ruling   or   order   of   any
Governmental Body outstanding against any party hereto that prevents consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of the transactions contemplated by this Agreement.

(d) At the closing, Buyer shall deliver, or cause to be delivered, to Seller and Principal Members the following documents, duly executed or certified to the reasonable satisfaction of Seller's attorney:
               (i) A Certificate, in substantially the form attached hereto as Exhibit E, executed by Buyer, dated the Closing date, confirming the matters set forth in Sections 7.2(a) and (b).

(ii) The Closing Allocation Schedule.

SECTION 8.     INDEMNIFICATION

     8.1  SURVIVAL; INDEMNITY.

          The representations and warranties of the parties shall survive the Closing for a period of two (2) years; provided, however, that (i) representations and warranties contained in
Section 3.8 shall survive until the expiration of the applicable statute of limitations under the Code; (ii) all representations and warranties relating to claims on SBIR contracts shall survive until the expiration of the respective periods of government audit  and/or adjustment thereunder, plus ninety (90)  days;  and
(iii) the representations and warranties in Sections 3.1, 3.2, and 3.3 and Article 3A.1 shall survive for a period of six (6) years from the Closing Date (as applicable, the "Survival Date"). Nothing contained in the foregoing sentence shall prevent recovery under this Article 8 (A) in the event of fraud or intentional misrepresentation or (B) after the applicable Survival Date so long as the party making a claim or seeking recovery complies with the provisions of clause (1) and (2) of the following sentence. No party shall have any claim or right of recovery for any breach of a representation, warranty, covenant or agreement unless (1) written notice is given in good faith by that party to the other party of the representation, warranty, covenant or agreement pursuant to which the claim is made or right of recovery is sought, setting forth in reasonable detail the breach of the representation, warranty, covenant or agreement, the amount or nature of the claim being made, if then ascertainable, and the general basis therefor and (2) such notice is given prior to the Survival Date. For any such claim relating to Environmental Matters, Taxes and/or SBIR contracts, the representations and warranties contained in this Agreement, or any exhibit or schedule to this Agreement or any certificate delivered pursuant to this Agreement shall survive any audit or investigation by any party hereto and shall not be affected or deemed waived by reason of the fact that any such party or his or its Representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect. The covenants and agreements set forth in this Agreement shall survive until performed in full.

     8.2  INDEMNIFICATION OF BUYER.

         (a) Subject to the other provisions of this Article 8, Seller and Principal Members agree, severally (based on their Pro Rata Share) and not jointly to defend and indemnify the Buyer, Acquisition Sub and their officers, directors, stockholders, employees, affiliates (including without limitation the Parent and Merger Sub), attorneys, accountants and agents (collectively, the "Buyer Parties"), and hold them harmless from and against, any and all damages, losses, liabilities, costs and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Damages") incurred or suffered by any of the Buyer Parties arising out of or related to (i) any breach or alleged breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement, or any exhibit or schedule to this Agreement or any certificate delivered by Seller pursuant to this Agreement, (ii) any Liability (and/or any other obligation not expressly assumed by Buyer herein) and/or (iii) any breach of any representation, warranty, covenant or agreement of any of the Principal Members contained herein. In addition, each Principal Member shall, severally and not jointly, indemnify, defend and hold Buyer parties harmless from and against all damages arising out of or related to a breach of such Principal Member of any representation or warranty in Article 3A, or any covenant or agreement of such Principal Member.


          (b) Subject to Section 8.2(c) below, Seller's, Members', Stockholders' and Company's (collectively, the "Seller Parties") obligations under this Section 8.2 and under the Merger Agreement (i) shall in no event exceed $2,000,000 in aggregate (the "Seller Cap"); and shall not apply unless and until the aggregate amount of all such Damages exceed $100,000 in the aggregate (the "Seller Basket"), in which case the appropriate Seller Party shall be liable for all such Damage amounts, regardless of the Seller Basket, subject to the Seller Cap.


          (c) Notwithstanding anything to the contrary contained herein or in the Merger Agreement, (i) the Seller Basket shall not apply to any claims for indemnification which are attributable to any breach of (x) Sections 2.1, 2.2, 2.3, 2.14 or 2A.1 of the Merger Agreement or Sections 3.1, 3.2, 3.3, 3.12 or
Article 3A of this Agreement (collectively, the "Fundamental Representations") (y) any representation or warranty which constitutes fraud by a Seller Party; and (ii) the Seller Cap shall not apply to any claims for indemnification which are attributable to (x) any breach of a Fundamental Representation,
(y) any breach of a representation or warranty which constitutes fraud by a Seller Party or (z) any claim relating to Environmental Matters, Taxes and/or SBIR contracts. Notwithstanding anything to the contrary in this Agreement or the Merger Agreement to the contrary, in no event shall a Seller Party's total aggregate liability to a Buyer Party under this Agreement and/or the Merger Agreement exceed such Seller Party's Pro Rata Share.


          (d) Notwithstanding anything to the contrary contained herein or in the Merger Agreement, Seller Parties shall indemnify, defend and hold the Buyer Parties harmless against any Damages arising from, relating to or constituting any liability, for investigative, remedial or response actions or otherwise, under Environmental Laws, arising out of the ownership, operation or condition of the Business and/or its properties on or prior to the Closing (notwithstanding the disclosure of the possibility of such event in the IES Report or otherwise).

     8.3  INDEMNIFICATION OF SELLER AND PRINCIPAL MEMBERS.

          (a) Subject to the other provisions of this Article 8, Buyer agrees to indemnify and to hold the Seller and Principal Members harmless from and against, any and all Damages incurred or suffered by the Seller arising out of any breach or alleged breach of any representation, warranty, covenant or agreement of Buyer.

          (b) Subject to Section 8.2(c) below, Buyer's and Parent's obligations under this Section 8.3 and under the Merger Agreement (i) shall in no event exceed $1,000,000 in the aggregate (the "Buyer Cap"); and (b) shall not apply unless and until the aggregate amount of all such Damages exceed $50,000 in the aggregate (the "Buyer Basket"), in which case Buyer shall be liable for all amounts regardless of the Buyer Basket, subject to the Buyer Cap.

          (c) Notwithstanding anything to the contrary contained herein or in the Merger Agreement (i) the Buyer Basket shall not apply to any claims for indemnification which are attributable to any breach of (x) Sections 3.1, 3.2, 3.3 or 3.5 of the Merger Agreement or Sections 4.1, 4.2, 4.3 or 4.5 of this Agreement (collectively, the "Buyer Fundamental Representations") (y) any representation or warranty that constitutes fraud by a Buyer
Party  or  (z)  any  default of Buyer's obligations  pursuant  to
Section 1.4(c) of this Agreement; and (ii) the Buyer Cap shall not apply to any claims for indemnification which are attributable to any (y) breach of a Buyer Fundamental
Representation or (z) breach of a representation or warranty which constitutes fraud by a Buyer Party.

          (d) Notwithstanding anything to the contrary contained herein or in the Merger Agreement, Buyer Parties shall indemnify, defend and hold the Seller Parties harmless against any Damages arising from, relating to or constituting any liability, for investigative, remedial or response actions or otherwise, under Environmental Laws, arising out of the ownership, operation or condition of the Business subsequent to the Closing.

     8.4  MISCELLANEOUS INDEMNIFICATION PROVISIONS.

          Notwithstanding anything to the contrary contained in this Agreement, from and after the Closing date:

          (a)  For purposes of determining the amount of any Damages under
Section 8.2 or 8.3, (i) such amount shall be reduced by the amount of any insurance proceeds received by the Indemnified
Party in respect of the Damages; and (ii) such amount shall exclude all consequential or special damages suffered by the Indemnified Party and all punitive damages awarded against the Indemnifying Party.

          (b) Notwithstanding anything in this Agreement or any statute or the common law to the contrary, the parties acknowledge and agree that the indemnification rights set forth in this Article 8 shall be the sole and exclusive remedy of the parties to this Agreement and the Merger Agreement for Damages of any kind or nature arising under this Agreement, any statute or the common law.

          (c) Each party agrees to use commercially reasonable efforts to mitigate any Damages or potential Damages for which the other party or parties is or may be obligated to indemnify such party under this Article 8.

          (d) Other than as set forth in Section 8.1, neither the Seller nor any Principal Member shall be liable to any Buyer Party for Damages with respect to or in connection with any breach of any representation or warranty of the Seller and/or the Principal Members for which any of the Buyer Parties had actual knowledge, based on a writing delivered by or on behalf of the Seller, on and/or before the Closing Date.

     8.5  NOTIFICATION OF CLAIMS.

          Upon any party (the "Indemnified Party") becoming aware of a fact, condition or event that constitutes a basis for a claim for Damages in respect thereof against any other party (the "Indemnifying Party") under Section 8.2 or 8.3, if such a claim is to be made, the Indemnified Party will with reasonable promptness notify the Indemnifying Party or Parties in writing of such fact, condition or event, but in any event within sufficient time to permit the Indemnifying Party or Parties to respond timely to any complaint or other process served on the Indemnified Party. The failure to notify the Indemnifying Party or Parties under this Section 8.5 shall not relieve any
Indemnifying Party of any liability that it may have to the Indemnified Party except to the extent that such failure to notify shall have resulted in a waiver of any lawful and valid affirmative defense to any third-party claim or otherwise materially prejudices the Indemnifying Party or Parties in connection with the administration or defense of such third-party claim.

     8.6  THIRD PARTY CLAIMS.

          (a) Upon receipt by the Indemnifying Party or Parties of any notice of claim for indemnification hereunder arising from a third-party claim, the Indemnifying Party or Parties shall assume the administration and defense of such third-party claim with counsel that is reasonably satisfactory to the Indemnified Party and shall proceed with the administration and defense of such third-party claim diligently and in good faith; provided, however, that any Indemnifying Party shall be entitled to assume the administration and defense of such third-party claim only if it agrees in writing with the Indemnified Party that it is obligated to indemnify the Indemnified Party pursuant to this
Article 8 with respect to such third-party claim; and provided, further that no Indemnifying Party shall be entitled to assume the administration and defense of any third-party claim that (i) seeks an injunction or other equitable relief that might materially and adversely affect the Buyer, or (ii) involves any criminal action or any claim that could reasonably be expected to result in a criminal action against the Buyer. The Indemnified Party shall be fully consulted by the Indemnifying Party or Parties and shall have the right to participate, at its own expense, in the investigation, administration and defense of such third-party claim. Any party hereto receiving notice of any proposed settlement of any such third-party claim shall promptly provide a copy of such notice to the other parties hereto. The Indemnifying Party or Parties shall not have the right to settle or compromise any third-party claim for which indemnification is being sought hereunder without the consent of the Indemnified
Party unless as a result of such settlement or compromise the Indemnified Party is fully discharged and released from any and all liability with respect to such third-party claim. The Indemnified Party shall make available to the Indemnifying Party or Parties and its counsel all books, records, documents and other information relating to any third-party claim for which indemnification is sought hereunder, and the parties to this Agreement shall render to each other reasonable assistance in the defense of any such third-party claim.

          (b)    In  the  event  more  than  one  party   is   an
Indemnifying Party, a majority in interest of such Indemnifying Parties shall assume the administration and defense of such third-party claim and appoint counsel reasonably satisfactory to the Indemnified Party and proceed with the administration and defense
of  such  third-party claim diligently and in  good  faith.   All
decisions and other actions that are taken by such majority in interest of the Indemnifying Parties in connection with the appointment of such counsel and the administration and defense of such third-party claim shall be final, binding and conclusive on
all   other   Indemnifying  Parties,  and  none  of  such   other
Indemnifying Parties obligations under this Article 8 shall be diminished as a result of such administration and defense of such third-party claim.

          (c) Notwithstanding any other provision of this Agreement, the Indemnified Party shall have the absolute right, at its election (to be exercised in its sole discretion by written notice to the Indemnifying Party or Parties) to assume from the Indemnifying Party or Parties the administration and defense of any third-party claim against the Indemnified Party. In such event, the Indemnifying Party or Parties shall be responsible for the costs and expenses of the administration and defense of such claim incurred prior to the Indemnified Party or Parties' assumption of the administration and defense of such claim and shall not be responsible for costs and expenses incurred after such assumption.

     8.7  SELLER PARTY INDEMNIFICATION PAYMENT.

          Seller Parties shall have the right, but not the obligation, to pay indemnification obligations by the return of the Purchase Stock, valued at Two Dollars ($2.00) per share. If Seller Parties have not paid any indemnification obligation within thirty (30) days of (i) the entry of a final court order or (ii) a written stipulation by the parties establishing a liquidated amount of Damages, the Buyer may call the Purchase Stock to the extent then owned by a Principal Member, valued at Two Dollars ($2.00) per share, to satisfy such amount, in whole or in part.

SECTION 9.     EXPENSES

     9.1  EXPENSES.

          (A) Except as set forth in this Section, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement ("Transaction Expenses") shall be paid by the party incurring such expenses, whether or not the Closing is consummated.

          (b) Any transfer fee, real estate or otherwise, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Seller and/or the Principal Members.

SECTION 10.    MISCELLANEOUS

     10.1 AMENDMENT.

          This  Agreement  may  not  be  amended  except  by   an
instrument in writing signed on behalf of each of the parties hereto.

     10.2 WAIVER.

          (A) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party;
and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.3 ENTIRE AGREEMENT; COUNTERPARTS.

          This Agreement (and the exhibits and schedules hereto) constitutes the entire agreement among the parties hereto and supercedes all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     10.4 APPLICABLE LAW; JURISDICTION.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees that any action, suit or proceeding arising out of the transactions contemplated by this Agreement (a "Proceeding") shall be commenced and conducted exclusively in the federal or state courts of the State of Delaware, and each of the parties hereby irrevocably and unconditionally: (i) consents to submit to the exclusive jurisdiction of the federal and state courts in the State of Delaware for any Proceeding (and each party agrees not to commence any Proceeding, except in such courts); (ii) waives any objection to the laying of venue of any Proceeding in the federal or state courts of the State of Delaware; (iii) waives, and agrees not to plead or to make, any claim that any Proceeding brought in any federal or state court of the State of Delaware has been brought in an improper or otherwise inconvenient forum; and (iv) waives, and agrees not to plead or to make, any claim that any Proceeding shall be transferred or removed to any other forum. Each of the parties hereto hereby irrevocably and unconditionally agrees: (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to clause (1) or (2) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

     10.5 ATTORNEYS' FEES.

          In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to reasonable attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     10.6 ASSIGNABILITY; THIRD PARTY BENEFICIARIES.

          This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the Seller's, Principal Members' or Buyer's rights hereunder may be assigned without the prior written consent of the other parties, as the case may be, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except for
(i) the rights, benefits and remedies granted to the Indemnified Persons under Section 8.6; and (ii) the rights of the Principal Members to receive Consideration in accordance with the provisions of this Agreement.

     10.7 NOTICES.

          Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) on the date of delivery if delivered personally, or
(ii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized overnight courier service. All notices hereunder shall be delivered to the address set forth beneath the name of such party below (or to such other address as such party shall have specified in a written notice given to the other parties hereto):


     If to Buyer:

          Dynasil Corporation of America
          385 Cooper Road
          West Berlin, New Jersey  08091
          Facsimile No.:
          Attention:  Craig Dunham

     with a copy to (which copy shall not constitute notice hereunder):

          Bond, Schoeneck & King, PLLC
          One Lincoln Center
          Syracuse, New York  13202-1355
          Facsimile No.:  (315) 218-8100
          Attention:  J.P. Paraschos, Esq.

     If to the Seller:

          RMD Instruments, LLC
          44 Hunt Street
          Watertown, Massachusetts  02472
          Facsimile No.:  (617) 926-9980
          Attention:  Gerald Entine

     with a copy to (which copy shall not constitute notice hereunder):

          Riemer & Braunstein LLP
          Three Center Plaza
          Boston, Massachusetts  02108
          Facsimile No. (617) 692-3513
          Attention:  Adam W. Jacobs, Esq.

     If to a Principal Member:

          Gerald Entine 1988 Family Trust
          c/o Gerald Entine
          300 Boylston Street
          Boston, Massachusetts  02116

          Jacob H. Paster
          20 Navesink Road
          Red Bank, New Jersey  07701

          Fritz and Doris Wald
          4 Blossom Lane
          Wayland, Massachusetts  01778

     10.8 SEVERABILITY.

          If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable Legal Requirements so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement; provided, however, that the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith in general fashion to modify this Agreement so as to effect the original interest of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     10.9 SPECIFIC PERFORMANCE.

          The parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties agree that, in the event of any breach by the other party of any covenant or obligation contained in this Agreement, the other party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.9, and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

     10.10     CONSTRUCTION.

          (A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              DYNASIL CORPORATION OF AMERICA

                              By
                              :
                                 Name:  Craig Dunham
                                 Title:    President



                              RMD INSTRUMENTS, LLC

                              By
                              :
                                 Name:  Gerald Entine
                                 Title:    President


                              PRINCIPAL MEMBERS

                              By _______________________________
                              :  __________
                                 Gerald  Entine,  as  Trustee  of
                                 Gerald Entine 1988 Family Trust


                              By _______________________________
                              :  _______
                                 Fritz Wald


                              By _______________________________
                              :  _______
                                 Doris Wald


                              By _______________________________
                              :  _______
                                 Jacob H. Paster








          [Signature Page to Asset Purchase Agreement]

                            EXHIBIT A

                       CERTAIN DEFINITIONS

          As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

          "Allocation Schedule" is defined in Section 1.4(d) of this Agreement.

          "Business Debts" is defined in Section 3.20 of this Agreement.

          "Buyer Cap" is defined in Section 8.3(b) of this Agreement.

          "Buyer Basket" is defined in Section 8.3(b) of this Agreement.

          "Buyer Balance Sheet" is defined in Section 4.5(c) of this Agreement.

          "Buyer Balance Sheet Date" is defined in Section 4.5(c) of this Agreement.

          "Buyer  Financial  Statements" is  defined  in  Section
4.5(c) of this Agreement.

          "Buyer  Material Contract" means a Dynasil  Corporation
Contract required by the rules and regulations of the SEC to be filed as an exhibit to the Buyer SEC Documents.

          "Buyer Parties" is defined in Section 8.2(a) of this Agreement.

          "Buyer Product" is defined in Section 4.12(e) of this Agreement.

          "Buyer SEC Documents" is defined in Section 4.5(a) of this Agreement.

          "Closing"  is  defined  in  Section  2.1(a)   of   this
Agreement.

          "Closing  Allocation Schedule" is  defined  in  Section
1.4(d) of this Agreement.

          "Closing Date" is defined in Section 2.1(a) of this Agreement.

          "Code" is defined in Section 3.10(a) of this Agreement.

          "COBRA"   is  defined  in  Section  3.10(d)   of   this
Agreement.

          "Consideration" is defined in Section 1.4(a) of this Agreement.

          "Contracts" is defined in Section 1.1(d) of this Agreement.

          "Damages"  is  defined  in  Section  8.2(a)   of   this
Agreement.

          "Dynasil Corporation Contract" shall mean any contract:
(a) to which any of the Dynasil Corporations is a party; (b) by which any of the Dynasil Corporations or any asset of any of the Dynasil Corporations is or may become bound or under which any of the Dynasil Corporations has, or may become subject to, any obligation; or (c) under which Buyer has or may acquire any right or interest.

          "Dynasil Corporations" is defined in Section 4.1 of this Agreement.

          "Employee Benefit Plan" is defined in Section 3.10(a) of this Agreement.

          "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right or community property interest (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset); provided that the term Encumbrance shall not be deemed to include (a) liens for current Taxes or income Taxes not yet due and payable or that are being contested in good faith, in each case, and for which adequate reserves have been recorded, (b) liens for assessments or other governmental charges or liens of landlords, carriers, warehousemen, mechanics or materialmen securing obligations incurred in the ordinary course of business consistent with prior practice that are not yet due and payable or due but not delinquent or being contested in good faith, (c) liens incurred in the ordinary course of business consistent with prior practice in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (d) purchase money or similar security interests granted in connection with the purchase of equipment or supplies in the ordinary course of business consistent with prior practice in an amount not to exceed $10,000 in the aggregate, (e) liens arising as a matter of law in the ordinary course of business with respect to Seller's obligations incurred after December 31, 2003, provided that the obligations secured by such liens are not delinquent, (f) such title defects and liens, if any, as individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Seller, (g) licenses or other agreements relating to Proprietary Assets which are not intended to secure an obligation; or (h) with respect to the agreements of Seller and Principal Members in Section 1.1 hereof and the representations and warranties set forth in Article 3 hereof, liens or other encumbrances of any type imposed by this Agreement, the Merger Agreement and/or the transactions contemplated herein and therein.

          "Environmental Law" shall mean any foreign, federal, state or local statute, law, rule, regulation, ordinance, treaty, code, policy or rule of common law now or from time to time in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, natural resources, health, safety or Hazardous
Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; the Hazardous Materials Transportation Act, as amended; the Clean Water Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Safe Drinking Water Act, as amended; the Atomic Energy Act, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; and the Occupational Safety and Health Act, as amended.

          "Equipment" is defined in Section 1.1(b) of this Agreement.

          "ERISA"  means the Employee Retirement Income  Security
Act of 1974, as amended.

          "ERISA Affiliate" as defined in Section 3.10(a) of this Agreement.

          "Excluded Assets" is defined in Section 1.3 of this Agreement.

          "Financial Statements" is defined in Section 3.6 of this Agreement.

          "Goodwill"  is  defined  in  Section  1.1(e)  of   this
Agreement.

          "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority  of  any  Governmental Body or pursuant  to  any  Legal
Requirement;   or   (b)  right  under  any  Contract   with   any
Governmental Body.

          "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental
division,   department,   agency,  commission,   instrumentality,
official, organization, unit or body and any court or other tribunal); or (d) the National Association of Securities Dealers, Inc. (including the rules and regulations of the Nasdaq).

          "IES Report" is defined in Section 3.12 of this Agreement.

          "Indemnified Party" is defined in Section 8.5 of this Agreement.

          "Indemnifying Party" is defined in Section 8.5 of this Agreement.

          "Inventory" is defined in Section 1.1(a) of this Agreement.

          "knowledge" with respect to any party hereto shall mean the actual knowledge, after due inquiry, of such party, such party's manager, director and/or executive officers.

          "Legal Requirement" shall mean any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of NASD or the Nasdaq), including any Environmental Law.

          "Liabilities"  is  defined  in  Section  1.2  of   this
Agreement.

          "Licenses"  is  defined  in  Section  1.1(g)  of   this
Agreement.

          An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on, or shall be deemed to be "material" to, the Business or the Purchased Assets if such event, violation, in accuracy, circumstance or other matter had or could reasonably be expected to have a material adverse effect on the business, condition, assets, operations or financial performance of the Business taken as a whole, or materially impede the consummation of the transactions contemplated herein.

          "Merger Agreement" is defined in the Recitals of this Agreement.

          "Miscellaneous Property" is defined in Section 1.1(f) of this Agreement.

          "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Legal Proceeding.

          "Person"  means any individual, entity or  Governmental
Body.

          "Permits" is defined in Section 3.13 of this Agreement.

          "Pro-Rata Share" means the pro rata share of each Principal Member based on their relative ownership of the Seller immediately prior to the Closing, equal to 92.8773% for Gerald Entine 1988 Family Trust, 4.9175% for Jacob H. Paster and 2.2052% for Fritz and Doris Wald under this Agreement and the pro rata Share of each of the Stockholders based on their relative ownership of the Company prior to the consummation of the Merger under the Merger Agreement, equal to 95.8773% for Gerald Entine 1988 Family Trust, 1.9175% for Jacob H. Paster and 2.2052% for Fritz and Doris Wald.

          "Proceeding"  is  defined  is  Section  10.5  of   this
Agreement.

          "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), database rights, design rights, moral rights, domain name, assumed and fictitious name registrations, copyright application, copyright registration, mask work right, mask work right application, trade secret, or any other intellectual or industrial or intangible property right, know-how, customer lists, computer software, source code, algorithm, invention, engineering drawing, and technology; and (b) right to use or exploit any of the foregoing.

          "Purchased Assets" is defined is Section 1.1 of this Agreement.

          "Purchase Cash" is defined in Section 1.4(a) of this Agreement.

          "Purchase Price" in defined in Section 1.4(a) of this Agreement.

          "Purchase Stock" is defined in Section 1.4(a) of this Agreement.

          "Representatives"   shall  mean  officers,   directors,
employees, agents, attorneys, accountants, advisors, consultants and representatives of the Person and its Subsidiaries.

          "Retained  Earnings Extraction" is defined  in  Section
2.1(e) of this Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended and the regulations promulgated thereunder.

          "Seller Basket" is defined in Section 8.2(b) of this Agreement.

          "Seller Cap" is defined in Section 8.2(b) of this Agreement.

          "Seller  Organization Documents" is defined in  Section
3.1 of this Agreement.

          "Seller Parties" is defined in Section 8.2(b) of this Agreement.

          "Seller Product" is defined in Section 3.16(f) of this Agreement.

          "Seller's  Extraction Account" is  defined  in  Section
2.1(e) of this Agreement.

          "Stockholders" is defined in the Recitals of this Agreement.

          "Stock  Merger  Consideration" is  defined  in  Section
1.5(a) of this Agreement.

          "Survival Date" is defined in Section 8.1 of this Agreement.

          "Tax" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, net proceeds, alternative or add-on minimum, ad valorem, turnover, personal property (tangible and intangible), leasing, lease, user, employment, fuel, excess profits, interest equalization, property, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

          "Taxing Authority" is defined in Section 3.8 of this Agreement.

          "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

          "Transaction Expenses" is defined in Section 9.3(a) of this Agreement.



                              * * *
                            EXHIBIT B

                   CLOSING ALLOCATION SCHEDULE

                            EXHIBIT C

                          BILL OF SALE

                            EXHIBIT D

                      SELLER'S CERTIFICATE

                            EXHIBIT E

                       BUYER'S CERTIFICATE

                            EXHIBIT F

                  RETAINED EARNINGS EXTRACTION

                           APPENDIX I

                        INVESTMENT LETTER

[Member's Letterhead]


Dynasil Corporation of America
385 Cooper Road
West Berlin, New Jersey 08091
Attention: President


AS A CONDITION PRECEDENT TO RECEIVING SHARES (THE "PURCHASE STOCK") OF DYNASIL CORPORATION OF AMERICA ("DYNASIL") IN CONSIDERATION FOR THE PURCHASE OF THE ASSETS OF RMD INSTRUMENTS, LLC (THE "ACQUISITION"), I HEREBY REPRESENT AND WARRANT THE
FOLLOWING:

          (a) I am purchasing the Purchase Stock for the my own account and with no intention of distributing or reselling the Purchase Stock in any transaction which would be in violation of the securities laws of the United States of America or any state thereof, or in any transaction that would subject the issuance and sale of the Purchase Stock pursuant to the Acquisition to the registration requirements of the Securities Act and applicable state securities laws. I understand that the Purchase Stock has not been registered under the Securities Act or the securities laws of any state by reason of a specific exemption from the registration or qualification provisions of the Securities Act or said securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein. I understand that Dynasil has no obligation to register the Purchase Stock under the Securities Act or any state securities laws.

          (b) I acknowledge that, subject to the terms of the Acquisition, the Purchase Stock must be held indefinitely unless the Purchase Stock is so registered or an exemption from such registration is available.

          (c) I have had an opportunity to discuss the business, management and financial affairs of Dynasil and the terms and conditions of an investment in the Purchase Stock with, and have had access to, the management of Dynasil and have had the opportunity to review the information set forth in Dynasil's public filings and any other information requested by RMD Instruments, LLC.

          (d) I understand and acknowledge that Dynasil will be relying upon the representations and warranties set forth herein in offering and selling the Purchase Stock in connection with the Acquisition.

          (e) I represent that the offering to me of the Purchase Stock was made only through direct, personal communication between me and a representative of Dynasil and/or RMD Instruments, LLC and not through public solicitation or advertising.

          (f)   I  did  not  retain  or  consult  any  "Purchaser
Representative",  as  such  term  is  defined  in  Rule  501   of
Regulation D promulgated under the Securities Act.

          (g) I have such knowledge, experience and skill in evaluating and investing in securities, based on actual participation in financial, investment and business matters such that I am capable of evaluating the merits and risks of an investment in the Purchase Stock, and have such knowledge, experience and skill in financial and business matters that I am capable of evaluating the merits and risks of the prospective investment in Dynasil and the suitability of the Purchase Stock as an investment for myself.

          (h) I have not received, and am not relying on, any representations or warranties from Dynasil or any other person, other than those contained in the Acquisition agreement and those set forth in statements, reports, schedules, forms, exhibits and other documents filed by Dynasil with the United States Securities and Exchange Commission.

          (i) I am able to bear the economic risk of an investment in the Purchase Stock and have an adequate income independent of any income produced from an investment in the Purchase Stock and have sufficient net worth to sustain a loss of all of my investment in the Purchase Stock without economic hardship if such a loss should occur.

          (j)   I am an "accredited investor" as defined in  Rule
501(a) under the Securities Act.


I understand that Dynasil is relying upon the representations and warranties I make herein, and will indemnify, defend and hold
Dynasil and its affiliates, officers, directors and agents harmless against any costs, fees or damages of any kind arising out of the inaccuracy of any statement made herein.


WITNESS:

____________________________
Name:


                                   ____________________________
                                   Name:

                                   Date: